Exhibit 10.27

6 August 2021

DEED OF TERMINATION OF CONSULTANCY AGREEMENT

between

ROCKLEY PHOTONICS LIMITED

and

ROCKLEY VENTURES LIMITED

Deed of Termination (the “Deed”)

Dated 6 August 2021

Between

(1)	Rockley Photonics Limited, a company incorporated under the laws of England and Wales with company number 08683015 (the “Client”); and

(2)	Rockley Ventures Limited, a company registered under number 06499415 with its registered office at _____________________________ (“Company”),

together (the “Parties”).

Recitals

The Client and the Company entered into a Consultancy Agreement dated 1 August 2020 (the “Consultancy Agreement”)

A Business Combination Agreement was entered into on 19 March 2021 (the “Business Combination Agreement”), between (1) SC Health Corporation, (2) Rockley Photonics Holdings Limited, (3) Rockley Mergersub and (4) the Client pursuant to which, upon the consummation of the transactions contemplated therein (the “Closing”), among other things, the Client will become an indirect subsidiary of Holdings.

The Client and the Company wish to record the termination of the Consultancy Agreement with effect from the Termination Date (as defined below):

It is agreed

1.	Termination of the Consultancy Agreement

1.1

The Parties confirm and agree that the Consultancy Agreement shall terminate by mutual agreement with effect from the Closing (the “Termination Date”) notwithstanding Clause 13.1 of the Consultancy Agreement.

1.2	Each Party warrants and represents that it has complied with all its obligations under the Consultancy Agreement from 1 August 2020 up to and including the Termination Date.

1.3

Each Party acknowledges and agrees that Clause 13.5 is applicable in relation to the termination of the Consultancy Agreement and accordingly such termination shall not affect any of the provisions of the Consultancy Agreement which are expressed to operate or have effect or are capable of operation or effect after such termination as of the Termination Date. The Company specifically shall procure compliance by each of the Consultants (as defined in the Consultancy Agreement) with all relevant obligations of the Consultancy Agreement after the Termination Date.

2	Notices

2.1	Any communication to be made under or in connection with this Deed shall be made in writing and made in accordance with the terms of the Consultancy Agreement.

2.2	The contact details of each party for any communication or document to be made or delivered under or in connection with this Deed are as set out in the recitals of this Deed.

2.3	Any communication or document made or delivered by one person to another under or in connection with this Deed shall be effective in the manner set out in the Consultancy Agreement.

3	Counterparts

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

4	Governing law and jurisdiction

4.1	This Deed shall be governed by, and construed in accordance with, the laws of England and Wales.

4.2	The parties irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed.

Executed as a deed and delivered on the date appearing at the beginning of this Deed.

Executed as a deed by	)
ROCKLEY PHOTONICS	)
LIMITED acting	)
by an Authorised Signatory	)	Authorised Signatory

Signature of witness:	/s/ Averil Finn

Name of witness:

Address:

Executed as a deed by	)
ROCKLEY VENTURES	)
LIMITED acting	)
by a director in the presence of:	)	Director

Signature of witness:	/s/ Andrew Rickman

Name of witness:

Address: